SHARE PURCHASE AGREEMENT

                                     BETWEEN

                            THERMO OPTEK CORPORATION

                                       AND

                         THERMO INSTRUMENT SYSTEMS INC.


                         -----------------------------

                                 August 10, 1998
                         -----------------------------













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                            SHARE PURCHASE AGREEMENT

      THIS SHARE PURCHASE AGREEMENT (this "Agreement") dated as of August 10, 1998 is between Thermo Optek Corporation ("TOC"), a Delaware corporation, and Thermo Instrument Systems Inc. ("THI"), a Delaware corporation.


                              Preliminary Statement

      1. THI beneficially owns (a) all of the equity capital of and rights of ownership in (the "Equity Capital") Gebruder Haake GmbH ("Haake") and (b) all of the issued and outstanding shares (the "Capital Stock") of HB Instruments Inc. ("HB"). Haake and HB are sometimes referred to herein individually as a "Company" and collectively as the "Companies." The Equity Capital and the Capital Stock are referred to herein collectively as the "Shares."

      2. TOC desires to purchase, or cause its wholly-owned subsidiaries to purchase, and THI desires to sell, or cause its subsidiaries to sell, all of the Equity Capital of Haake and the Capital Stock of HB, for the consideration set forth below, subject to the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


            SECTION 1 - PURCHASE AND SALE OF THE SHARES

      1.1 Purchase of the Shares from THI. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), THI shall sell, transfer, convey, assign and deliver to TOC, or its wholly-owned subsidiaries, and TOC or its wholly-owned subsidiaries shall purchase, acquire and accept the Shares.

      1.2 Further Assurances. At any time and from time to time prior to and after the Closing, at TOC's request and without further consideration, THI shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as TOC may reasonably request, more effectively to transfer, convey and assign to TOC, and to confirm TOC's title to, all of the Shares owned by THI, to put TOC in actual possession and operating control of the assets, properties and business of the Companies, to assist in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

      1.3 Consideration for the Shares. The consideration to be paid by TOC for the Shares (the "Purchase Price") shall be 2,075,342 shares (the "Purchase Price Shares") of TOC's common stock, par value $.01 per share (the "TOC Common Stock").

      1.4 Closing. The Closing shall take place at the offices of THI at 81 Wyman Street, Waltham, Massachusetts. At the Closing, THI shall deliver, or cause its subsidiaries to deliver, the instruments or certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed. At the Closing, TOC shall deliver one or more certificates representing the Purchase Price Shares registered in the name of THI and/or such of its subsidiaries as THI shall designate.


         SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THI

      Except as set forth on the disclosure schedule delivered to TOC on the date hereof (the "Disclosure Schedule"), THI represents and warrants to TOC as follows. The term "knowledge," when used in this Agreement, shall mean actual knowledge after reasonable investigation.

      2.1 Organization and Qualification. Each of THI, Haake and HB is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of THI, Haake and HB is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Companies taken as a whole.

      2.2 Authority. THI has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of THI. This Agreement has been duly and validly executed and delivered by THI and constitutes the valid and binding obligation of THI, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the organizational documents of THI or the Companies, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which THI or the Companies are a party or by which THI or the Companies or any of their respective properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to THI or the Companies or any of their respective properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any assets of the Companies; or (iv) entitle any employee of the Companies to severance or other payments or create any other obligation to an employee. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by THI or the consummation of the transactions contemplated hereby.

      2.3  Capitalization and Title to Shares.

           (a) The authorized equity or share capital of each of the Companies is set forth on Exhibit A hereto. THI is the record and beneficial owner of the Equity Capital and the Capital Stock of Haake and HB, respectively. All of the Shares are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

           (b) There are no other rights of ownership or shares of capital stock of the Companies authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating either of the Companies to issue, transfer, sell, repurchase or redeem any shares of its equity capital, capital stock or other securities. There are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the equity capital or capital stock of either of the Companies. The books and records of the Companies, including without limitation the books of account, minute books, stock certificate books and stock ledgers, are complete and correct and accurately reflect the conduct of the business and affairs of the Companies.

      2.4  Subsidiaries and Other Affiliates.

           (a) The Disclosure Schedule sets forth all Subsidiaries of the Companies and the jurisdiction in which each is incorporated. All of the equity capital or the shares of capital stock of each such Subsidiary owned by the Companies are owned free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which a party to this Agreement owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interest entitled to vote for the election of directors and representations, warranties and covenants referring to Haake or HB or the Companies contained herein shall be deemed to mean Haake and HB, and each of its respective Subsidiaries, both separately and together as a consolidated whole, unless and except to the extent expressly indicated otherwise.

           (b) There are no other rights of ownership or shares of capital stock of any Subsidiary of the Companies authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating any Subsidiary of the Companies to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Subsidiary of the Companies.

           (c) Except for its Subsidiaries, the Companies do not, directly or indirectly, own any material equity interest in any corporation, partnership, joint venture or other entity.

      2.5 Financial Statements. THI has delivered to TOC prior to the execution of this Agreement true and complete copies of: the unaudited consolidating balance sheets of the Companies as of January 3, 1998 and December 29, 1996, and the unaudited consolidating statements of operations for the years then ended. In addition, THI has delivered to TOC prior to the execution of this Agreement, true and complete copies of the unaudited consolidating balance sheets of the Companies as of July 4, 1998 and the unaudited consolidating statements of operations for the six-month period then ended. Collectively, the financial statements referred to in the preceding two sentences are sometimes referred to herein as the "Financial Statements" and the unaudited consolidated balance sheet of the Companies as of July 4, 1998 is referred to herein as the "Balance Sheet." The Financial Statements have been prepared from, and are in accordance with, the books and records of THI and fairly present the financial condition and results of operations of the Companies as at the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles applied on a basis consistent with previous years subject to normal year-end adjustments, which in the aggregate are not material.

      2.6 Absence of Undisclosed Liabilities; No Dealings with Affiliates. As of the date of the Balance Sheet, the Companies had no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed on the Balance Sheet that were not adequately reflected or reserved against on the Balance Sheet. The Companies have no liabilities of the type required to be reflected or disclosed on a balance sheet in accordance with generally accepted accounting principles, other than liabilities (i) adequately reflected or reserved against on the Balance Sheet, (ii) incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice, (iii) that would not, in the aggregate, have a material adverse effect on the Companies taken as a whole, or (iv) disclosed in this Agreement. The Companies have no contractual arrangement with or commitment to or from any of its stockholders, officers, management, directors or employees (or their family members) other than such as may have been entered into in the normal course of employment, including, without limiting the generality of the foregoing, being directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licenser or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, the Companies.

      2.7 Taxes. The Companies have accurately prepared and duly and timely filed all federal, state, local, provincial or foreign tax and other returns and reports which were required to be filed, in respect of all income, franchise, excise, sales, use, property (real and personal), VAT, payroll and other taxes, levies, imports, duties, license and registration fees, charges or withholdings of any nature whatsoever (collectively "Taxes"), and to the extent the liabilities of the Companies, as of the date of the Balance Sheet, for Taxes have not been fully discharged, adequate reserves have been established on the Balance Sheet. None of the federal, state, local, provincial or foreign Tax returns of the Companies has been audited or examined by the governmental authority having jurisdiction. No waivers of any statutes of limitation are in effect in respect of any Taxes. The Companies are not in default in the payment of any Taxes due and payable or on any assessments received in respect thereof, and there are no claims pending or, to the best knowledge of the Companies and THI, threatened, against the Companies for past due Taxes. All Taxes incurred but not yet due have been fully accrued on the books of the Companies or full reserves have been established therefor; the reserves indicated on the Balance Sheet are also adequate to cover all Taxes that may become payable by the Companies in future periods in respect of any transactions or sales occurring on or prior to the date of the Balance Sheet. Without limiting the generality of the foregoing, the Companies have withheld or collected from each payment made to each of their employees, consultants or non-U.S. payees, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

      2.8 Properties. Each of the Companies owns and has good title to all of the assets and properties reflected as owned by it on the Balance Sheet or acquired by it since the date of the Balance Sheet (except personal property sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet), free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances reflected on the Balance Sheet, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Balance Sheet,
(iii) liens, claims or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable,
(iv) liens for taxes not yet delinquent and (v) liens, claims, other encumbrances or defects in title that, in the aggregate, are not material to the Companies taken as a whole. Each of the Companies owns or has a valid leasehold interest in all of the buildings, structures, leasehold improvements, equipment and other tangible property material to the Companies taken as a whole, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted and the Companies have not received any notice that any such property is in violation in any material respect of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

      2.9  Hazardous Materials.

           (a) There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by the Companies during the period of the Companies' ownership or lease. To the best knowledge of the Companies, there has not been and there is not threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. For purposes of this Agreement, "Hazardous Material" means any medical waste, flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances," "hazardous materials," "solid waste" or "toxic substances" under any applicable laws or ordinances relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting, petroleum products, and all rules and regulations promulgated pursuant to any such laws and ordinances.

           (b) THI has previously made available to TOC copies of all documents in its possession concerning any environmental or health and safety matter, copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental authority regarding the foregoing.

      2.10 Accounts Receivable. All accounts and notes receivable of the Companies shown on the Balance Sheet and all accounts and notes receivable acquired by the Companies subsequent to the date of the Balance Sheet have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and in any event within nine months from the Closing, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheet with respect to the accounts and notes receivable shown thereon, or set up consistent with past practice on the books of the Companies with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheet.

      2.11 Inventories. All Inventories (as defined below) of the Companies are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which are in the aggregate immaterial to the Companies taken as a whole. Items included in such Inventories are carried on the books of the Companies, and are valued on the Balance Sheet, at the lower of cost or market. The value of obsolete materials and materials of below-standard quality or quantity has been written down on the books of account of the Companies to realizable market value. The term "Inventories" includes all stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by the Companies for manufacturing, assembly, processing, finishing, sale or resale to others, from time to time in the ordinary course of business of the Companies in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

      2.12 Purchase and Sale Commitments. No outstanding purchase commitments by the Companies are in excess of the normal, ordinary and usual requirements of the Companies, and the aggregate of the contract prices to which the Companies have agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding sales commitment by either Company obligates the Companies to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result, when all such sales commitments are taken in the aggregate, in a material loss to the Companies taken as a whole. There are no material suppliers to the Companies of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

      2.13 Governmental Authorizations. The Companies have all governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders (collectively "Permits") material to the Companies taken as a whole. All such Permits are presently in full force and effect, the Companies are in compliance with the requirements thereof, no suspension or cancellation of any of them is threatened so far as is known to THI or the Companies, and the sale of the Shares as contemplated hereby will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after such sale, the consent or approval of any party to, or any other person or governmental authority having jurisdiction of, any such Permit. Neither the Companies nor THI has any knowledge of any fact or circumstance which would prevent, limit or restrict it from continuing to operate its business in the present manner, and no new requirements pertaining to the manner of operating its business have been issued or announced by any governmental authority during the past year nor are there any disputes pending between the Companies and any governmental authority relating to the Companies' operations as presently being conducted or actively considered.

      2.14 Intellectual Property. The Companies own, or are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of their respective businesses as now conducted (collectively, the "Proprietary Rights"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been furnished or made available to TOC. Neither the Companies nor THI is aware of any claim by any third party that the business of the Companies as currently conducted or proposed to be conducted infringes upon the unlicensed Proprietary Rights of others, nor has the Companies or THI received any notice or claim from any third party of such infringement by the Companies. Neither the Companies nor THI is aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of the Companies. The Companies have the right to use, free and clear of claims or rights of others, all customer lists and computer software material to its business as currently conducted. To the best knowledge of the Companies and THI, none of the activities of the employees of the Companies, on behalf of the Companies, violates any agreements or arrangements that any such employees have with former employers in a way that is materially adverse to the business of the Companies taken as a whole.

      2.15 Insurance. The Companies are not in default with respect to any provisions of any policy of general liability, fire, title or other form of insurance held by them, the Companies are current in the payment of all premiums due on such insurance and the Companies have not failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim. Each of the Companies maintains insurance on all of its assets and business (including products liability insurance) from insurers that are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses. No basis exists which would jeopardize the coverage under any such insurance. No such insurance will be terminated or canceled by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. THI has previously furnished or made available to TOC all policies of general liability, fire, title or other forms of insurance applicable to the Companies and a description of all claims pending thereunder other than health or dental insurance claims.

      2.16 Employee Benefit Plans.

           (a) THI has made available or furnished to TOC true and complete copies of each pension, profit-sharing, deferred compensation, incentive compensation, severance pay, retirement, welfare benefit or other plan or arrangement providing benefits to employees or retirees, including both those that do and do not constitute employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (the "ERISA"), currently maintained or contributed to by THI or any of its affiliates for the benefit of the employees of each of the Companies (each, a "Plan").

           (b) Except as set forth on the Disclosure Schedule, (i) each such Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA is being operated and administered in compliance with Section 401(a) of the Code, a favorable determination letter has been obtained from the Internal Revenue Service (the "IRS") for such Plan, and there is no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, with respect to such Plan; (ii) there has been no non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Plan nor any "reportable event" within the meaning of Section 4043 of ERISA with respect to any Plan; (iii) all required employer contributions to such Plan have been made (or, in the case of contributions not yet due, have been accrued on the Balance Sheet); (iv) THI has made available to TOC as to each such Plan a true and correct copy of (w) the annual report (Form 5500) filed with the IRS for each of the three most recent plan years, (x) each plan, trust agreement, group annuity contract and insurance contract, if any, relating to such Plan, (y) each actuarial report prepared for each of the last three years for each Plan and (z) each summary plan description distributed to participants in each Plan and each summary of material modifications to each Plan (as defined in ERISA); and (v) each such Plan is, and at all relevant times has been, in compliance with ERISA, the Code and the terms of such Plan. Neither THI nor the Companies or their respective affiliates has ever participated in a "multiemployer pension plan" as defined in Section 3(37) of ERISA.

           (c) Each Plan applicable to employees of the Companies outside of the United States is fully funded, has been administered, in all material respects, in compliance with its terms and the requirements of all applicable laws and regulations and all required contributions have been made. All reports, forms and other documents required to be filed or advisable to be filed with any governmental entity with respect to each such Plan have been timely filed and are complete and accurate in all material respects.

           (d) Except as set forth on the Disclosure Schedule, the Companies have no obligation to provide any welfare benefits to retired or former employees other than continuation of welfare benefits as required by applicable law.

           (e) The Companies have no liability under or with respect to any employee benefit plans or arrangements that it no longer maintains or in which it no longer participates.

      2.17 Agreements and Documents. THI has previously furnished or made available to TOC true, correct and complete copies of each document that is referred to or otherwise related to any of the following items referred to in this Section 2.17:

           (a) each document related to interests in real property owned, leased or otherwise used or claimed by the Companies;

           (b) (i) each agreement of the Companies made in the ordinary course of business which involves aggregate future payments by or to the Companies of more than two hundred fifty thousand dollars ($250,000) or any agreement made in the ordinary course of business whose term extends beyond one year after the date hereof; (ii) each agreement containing any covenant restricting the freedom of the Companies to compete in any line of business or with any person; and
(iii) each agreement of the Companies not made in the ordinary course of business which is or was to be performed after the date hereof;

           (c) all employment or similar compensation agreements of the Companies which may not be terminated by the Companies without penalty within thirty days after the Closing;

           (d) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of the Companies (or applying to the Companies) in effect, or under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof;

           (e) all labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Companies, and all collective bargaining agreements of the Companies with any labor unions or other representatives or employees;

           (f) each agreement or other instrument or arrangement defining the terms on which any indebtedness of the Companies (or a guarantee by either Company of indebtedness) is or may be issued; and

           (g) the names and addresses of all banks in which the Companies have accounts or lines of credit, and with respect to each such account or line of credit, the names of all persons authorized to draw thereon.

      The Companies are not a party to any oral contract or agreement which would be required to have been furnished or made available to TOC under this
Section 2.17 had such contract or agreement been committed to writing.

      2.18 Validity. There is no default or claimed or purported or alleged default, or basis on which with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any obligation on the part of any party (including the Companies) to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section
2.17 or otherwise in this Agreement.

      2.19 No Changes. Since the date of the Balance Sheet there has not been:

           (a) any material adverse change in the business of the Companies taken as a whole;

           (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the business of the Companies taken as a whole;

           (c) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any equity capital or capital stock of the Companies or any direct or indirect redemption, purchase or other acquisition of such capital or stock;

           (d) any option to purchase any capital stock of the Companies granted to any person, or any employment or deferred compensation agreement entered into between each of the Companies and any of their stockholders, officers, directors, employees or consultants;

           (e) any issuance or sale by the Companies of any stock, bonds or other corporate securities, or any partial or complete formation, acquisition, disposition or liquidation of the Companies;

           (f) any labor union activity (including without limitation any negotiation, or request for negotiation, with respect to any union representation or any labor contract) respecting the Companies;

           (g) any statute, rule or regulation, or, to the best knowledge of the Companies and THI, any government policy, adopted which may materially and adversely affect the business of the Companies;

           (h) any mortgage, lien, attachment, pledge, encumbrance or security interest created on any asset, tangible or intangible, of the Companies, or assumed, either by the Companies or by others, with respect to any such assets, except for liens permitted under Section 2.8;

           (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that is reflected in this Agreement) engaged in, by the Companies, except those in the ordinary course of business that are individually, or in the aggregate to one group of related parties, less than one hundred thousand dollars ($100,000);

           (j) any obligation or liability discharged or satisfied by the Companies, except items included in current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business which are individually, or in the aggregate to one group of related parties, less than one hundred thousand dollars ($100,000) in amount;

           (k) any sale, assignment, lease, transfer or other disposition of any tangible asset of the Companies, except in the ordinary course of business, or any sale, assignment, lease, transfer or other disposition of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

           (l) any amendment, termination or waiver of any material right belonging to the Companies;

           (m) any increase in the compensation or benefits payable or to become payable by the Companies to any of their officers or employees; and

           (n) any other action or omission by the Companies, or the passage of any resolution, other than in the ordinary course of business.

      2.20 Litigation or Proceedings. The Companies are not engaged in, or a party to, or, to the best of THI's and each Company's knowledge, threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any governmental authority, nor does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which the Companies are a party by or with any court, arbitrator or governmental authority affecting the Companies.

      2.21 Compliance with Laws. The Companies (i) have not been and are not in violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to it;
(ii) have not received any complaint from any governmental authority, and to the best knowledge of THI and each of the Companies, none is threatened, alleging that the Companies have violated any such law, ordinance, regulation, rule, order or governmental policy; (iii) have not received any notice from any governmental authority of any pending proceedings to take all or any part of the properties of the Companies (whether leased or owned) by condemnation or right of eminent domain and, to the best knowledge of THI and each of the Companies, no such proceeding is threatened; and (iv) are not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business of the Companies.

      2.22 Labor Matters. There are no labor organizing activities, election petitions or proceedings, labor strikes, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or, to the best knowledge of THI and the Companies, threatened against the Companies or between the Companies and any of their respective employees.

      2.23 Recalls. There is no basis for the recall, withdrawal or suspension of any approval by any governmental authority with respect to any product sold or proposed to be sold by the Companies. None of the products of the Companies is subject to any recall proceedings and to the best knowledge of each of the Companies, no such proceedings have been threatened.

      2.24 Brokers and Finders. Neither THI nor the Companies has employed any broker, agent or finder or incurred any liability on behalf of THI or the Companies or for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

      2.25 Powers of Attorney. The Companies have no powers of attorney or similar authorizations outstanding.

      2.26 No Termination of Relationship. As of the date hereof, neither THI nor the Companies has any reason to expect that any relationship between the Companies and a material distributor, customer, supplier, lender, employee or other person will be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

      2.27 All Information. TOC has been furnished in writing prior to the execution of this Agreement all information as to the business of the Companies material to a reasonable buyer's determination to enter into this Agreement and to consummate the transactions contemplated hereby.

      2.28 Statements True and Correct. The statements contained herein or in any written documents prepared and delivered by or on behalf of THI pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


         SECTION 3 - REPRESENTATIONS AND WARRANTIES OF TOC

      TOC represents and warrants to THI as follows.

      3.1 Organization. TOC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

      3.2 Authority. TOC has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TOC. This Agreement has been duly and validly executed and delivered by TOC and constitutes the valid and binding obligation of TOC, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of TOC, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TOC is a party or by which TOC or any of its properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to TOC or any of its properties or assets; or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of its assets. Except for the listing of the Purchase Price Shares for trading on the American Stock Exchange (the "AMEX"), no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by TOC or the consummation of the transactions contemplated hereby. The Purchase Price Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

      3.3 Statements True and Correct. The statements contained herein or in any written documents prepared and delivered by or on behalf of TOC pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


               SECTION 4 - COVENANTS AND AGREEMENTS

      4.1 Conduct of Business. Except with the prior written consent of TOC, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Closing, THI shall cause the Companies to observe the following covenants:

           (a) Affirmative Covenants Pending Closing. THI and each of the Companies shall:

                (i) Preservation of Personnel. Use all reasonable efforts to preserve intact the business organization of the Companies and keep available the services of the present employees of the Companies, in each case in accordance with past practice, it being understood that the termination of employees with poor performance ratings shall not constitute a violation of this covenant;

                (ii) Insurance. Use all reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies applicable to the Companies in coverage amounts not less than those in effect at the date of this Agreement;

                (iii)Preservation of the Business; Maintenance of Properties. Except as set forth in Section 4.1(b)(i), use all reasonable efforts to preserve the business of the Companies, advertise, promote and market its products and services in accordance with past practices over the last twelve months, keep their properties intact, preserve their goodwill, maintain all physical properties in such operating condition as will permit the conduct of such business on a basis consistent with past practice;

                (iv) Intellectual    Property   Rights.   Use   all
reasonable efforts to preserve and protect the Proprietary Rights of the Companies; and

                (v) Ordinary Course of Business. Operate the business of the Companies solely in the ordinary course.

           (b) Negative Covenants Pending Closing. THI shall cause the Companies not to:

                (i) Disposition of Assets. Sell or transfer, or mortgage, pledge or create or permit to be created any lien on, any of the assets of the Companies other than:

                     (A)  sales  or   transfers   in  the  ordinary
course of business; and

                     (B) the creation of liens under existing
arrangements   disclosed   hereunder  and  liens   permitted  under
Section 2.8;

                (ii) Liabilities. Permit the Companies to (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $100,000 or (C) enter into any contracts or commitments involving payments by the Companies of $100,000 or more other than purchase orders and commitments for inventory, materials and supplies in the ordinary course of business;

                (iii)Compensation. Except as required by applicable law or any existing employment or severance agreement, (A) change the compensation or fringe benefits of any officer, director, employee or agent of the Companies, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or (B) enter into or modify any employment, severance or other agreement with any officer, director or employee of the Companies or any benefit plan (it being understood that hiring of at will employees in the ordinary course of business shall not constitute a violation of this covenant) or (C) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with past practices with respect to consulting agreements;

                (iv) Equity Capital and Capital Stock. Make any change in the authorized equity capital or the authorized, issued or outstanding number of shares of capital stock of the Companies or grant any option, warrant or other right to purchase, or to convert any obligation into, equity or shares of capital stock of the Companies, or declare or pay any dividend or other distribution with respect to any equity or shares of capital stock of the Companies, or sell or transfer any equity or shares of its capital stock;

                (v)  Organizational     Documents.     Amend    the
organizational documents of the Companies;

                (vi) Acquisitions. Make any material acquisition of property other than in the ordinary course of the business of the Companies and other than Haake's acquisition of all of the equity capital of RHEO S.A. ("RHEO") in accordance with the terms of a share purchase agreement between Haake and RHEO;

                (vii)License Agreements. Enter into or modify any license, technology development or technology transfer agreement between the Companies and any other person or entity;

      4.2 Corporate Examinations and Investigations. Prior to the Closing, TOC shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Companies, as is reasonably necessary or appropriate in connection with its investigation of the Companies with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the business and each party shall cooperate fully therein. No investigation by TOC shall diminish or obviate any of the representations, warranties, covenants or agreements of THI contained in this Agreement. In order that TOC may have full opportunity to make such investigation, THI shall furnish the representatives of TOC with all such information and copies of such documents concerning the affairs of the Companies as TOC may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with TOC's representatives in connection with such investigation.

      4.3 Expenses. TOC and THI shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

      4.4 Authorization from Others. Prior to the Closing, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

      4.5 Consummation of Agreement. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of its respective representations, warranties and agreements hereunder occurs or exists on or prior to the Closing, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

      4.6 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

      4.7 Listing of Purchase Price Shares. Promptly after the date hereof, TOC shall take all action necessary to list the Purchase Price Shares for trading upon the AMEX.

      4.8 Public Announcements and Confidentiality. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of TOC and THI, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law.

      4.9 No Solicitation. Neither THI nor the Companies will (i) solicit or initiate discussions with any person, other than TOC, relating to the possible acquisition of the Companies or all or a material portion of the assets or any of the equity or capital stock of the Companies or any merger or other business combination with the Companies (an "Acquisition Transaction") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised by legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. THI agrees to inform TOC within one business day of its receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

      4.10 Indemnification.

           (a) Right to Indemnification. TOC and THI (as the case may be, the "Indemnitee") shall be indemnified on its respective demand made to the other (the "Indemnitor") for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

                (i)  the  inaccuracy  of  any   representation   or
warranty made by the  Indemnitor in or pursuant to this  Agreement;
and

                (ii) any failure by the Indemnitor to perform any obligation or comply with any covenant or agreement specified in this Agreement.

For the purpose of this Section 4.10, the term "damages" shall be determined and computed by reference to the effect of the compensable event on the Indemnitee, and shall be deemed to include (i) all losses, liabilities, expenses or costs incurred by the Indemnitee, including reasonable attorneys' fees, and (ii) interest at the 90-Day Commercial Composite Rate plus 25 basis points, set at the beginning of each quarter, from the date 30 days after notice of any such claim for indemnification is given to the Indemnitor, or if an unliquidated claim, from such later date as the claim is liquidated, to the date full indemnification is made therefor.

           (b) Indemnification Procedures. The Indemnitee shall give the Indemnitor notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section
4.10. The Indemnitor shall have the right, at its expense, to defend, contest, protest, settle and otherwise control the resolution of any such claim, action or proceeding. The Indemnitee shall have the right to participate in any such legal proceeding, subject to the Indemnitor's right of control thereof, at the expense of the Indemnitee and with counsel selected by the Indemnitee.

           (c) Limitations on Indemnification. Each of TOC and THI shall be obligated to indemnify the other pursuant to this Section 4.10 only with respect to claims as to which it is given written notice by the Indemnitee on or prior to a date two years after the Closing.

      4.11 Tax-Free Qualification. THI and TOC agree that they will take no actions not contemplated by this Agreement that would cause the transaction not to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.



    SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TOC

      The obligation of TOC to acquire the Shares is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

      5.1 Representations, Warranties and Covenants. The representations and warranties of THI contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the business of the Companies taken as a whole since the date hereof. THI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing and shall have obtained all required consents and approvals. THI shall have delivered to TOC a certificate, dated the date of the Closing, to the foregoing effect.

      5.2 Certificates. THI shall have furnished TOC with such certificates of public officials and of THI's or the Companies' officers as may be reasonably requested by TOC.


     SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THI

      The obligation of THI to sell the Shares is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

      6.1 Representations, Warranties and Covenants. The representations and warranties of TOC contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing (with such exceptions as may be permitted under or contemplated by this Agreement). TOC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing and shall have obtained all required consents and approvals. TOC shall have delivered to THI a certificate, dated the date of the Closing, to the foregoing effect.

      6.2 Certificates. TOC shall have furnished THI with such certificates of public officials and of TOC's officers as may be reasonably requested by THI.


           SECTION 7 - TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

           (a) by THI upon written notice to TOC if TOC has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from THI;

           (b) by TOC upon written notice to THI if THI has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from TOC;

           (c) by either party if any court of competent jurisdiction or United States or foreign governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of any of the Shares and such order, decree or ruling shall have become final and nonappealable; or

           (d) at any time with the written consent of TOC and THI.

      7.2 Effect of Termination. If this Agreement is terminated as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 4.3 relating to expenses and Section 4.8 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

      7.3 Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

      7.4 Waiver. At any time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or
(b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                            SECTION 8 - MISCELLANEOUS

      8.1 Notices. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

                                   If to THI:

                          Thermo Instrument Systems Inc.
                               860 Airport Freeway
                          Suite 301
                               Hurst, Texas 76054
                          Attention:  President


                                   If to TOC:

                          Thermo Optek Corporation
                              8 East Forge Parkway
                               Franklin, MA 02038
                          Attention:  President

or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

      8.2 Survival and Materiality of Representations. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing and the consummation of the transactions contemplated hereby. All statements contained in any certificates or other instruments delivered by or on behalf of the parties pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

      8.3 Entire Agreement. This Agreement, including the exhibits, the Disclosure Schedule and the other documents referred to herein, supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

      8.4 Parties in Interest. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

      8.5 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

      8.6 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

      8.7 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

      8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.9 Further Assurances. THI will execute and furnish to TOC all documents and will do or cause to be done all other things that TOC may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

      8.10 Governing Law. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.







           [Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                               THERMO OPTEK CORPORATION



                               By:  /s/ Robert J. Rosenthal

                               Name:Robert J. Rosenthal
                               Title:     President


                               THERMO INSTRUMENT SYSTEMS INC.



                               By:  /s/ Earl R. Lewis

                               Name:Earl R. Lewis
                               Title:     President







TOC-3509